SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------

                                   FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 17, 2002



                             PERMA-TUNE ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                                    000-31631
                            (Commission File Number)


              TEXAS                                          75-2510791
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)



                 111 SOUTH  BIRMINGHAM  STREET,  WYLIE,  TEXAS 75098
              (Address of principal executive offices)   (Zip Code)

       Registrant's telephone number, including area code: (972) 442-6774


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)








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Item 4    Changes in Registrant's Certifying Accountant

     For the fiscal years ended December 31, 2000, 1999 and 1998 and the interim period subsequent to December 31, 2000, the firm of Travis Wolff and Company, LLC ("Travis Wolff") served as the Company's auditors. Effective January 17, 2002, the Board of Directors of the Company approved the change of accountants. On January 17, 2002, management of the Company dismissed Travis Wolff and engaged Malone & Bailey, PLLC of Houston, Texas, as its independent public accountants to audit its financial statements for the fiscal year ended December 31, 2001. At no time has the Company consulted Malone & Bailey, PLLC regarding any accounting matters. The Company is completely satisfied with the work performed by Travis Wolff; this change is being made solely to contain the Company's costs associated with accounting services.

     During the period of engagement of Travis Wolff, there were no disagreements between the Company and Travis Wolff on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements (if not resolved to the satisfaction of Travis Wolff) would have caused Travis Wolff to make reference in connection with their report to the subject matter of the disagreements. The accountants' report on the financial statements of the Company for the fiscal years ended December 31, 2000, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty or audit scope or accounting principles, except to express doubt as to the Company's ability to continue as a going concern.

     The Company has requested Travis Wolff to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Travis Wolff agrees with the above statements, which letter is attached to this filing as
Exhibit 16.1.

Item 7.   Financial Statements and Exhibits

         (c) Exhibits

     Exhibit
     Number       Description
     -------      -----------
      16.1      Letter from Travis Wolff and Company, LLC.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 17, 2002

                                              PERMA-TUNE ELECTRONICS, INC.



                                              By:  /s/ Linda Decker
                                                 ---------------------------
                                                 Name:  Linda Decker
                                                 Title: CFO